Exhibit 99.1

STANLEY BLACK & DECKER, INC.
CORPORATE GOVERNANCE GUIDELINES
AS ADOPTED BY THE BOARD OF DIRECTORS

Effective March 12, 2010
1.             Director Qualifications

The Board will have a majority of Directors who meet the criteria for independence required by the New York Stock Exchange. The Corporate Governance Committee is responsible for reviewing the qualifications and independence of the members of the Board and its various committees on a periodic basis as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Nominees for Directorship will be recommended to the Board by the Corporate Governance Committee in accordance with the policies and principles in its charter.

The Board presently has 15 members. The By-Laws of the Company provide that the Board shall consist of not less than nine nor more than 18 Directors.

It is the sense of the Board that individual Directors who change the principal occupation, position or responsibility they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that in every instance the Directors who retire or change from the position they held when they joined the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Corporate Governance Committee to review the continued appropriateness of Board membership under the circumstances.

Directors should advise the Chairman of the Board and the Chairman of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. Unless approved by the Board, a Director should not serve on more than four other public company boards.

The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board as a whole. Unless otherwise authorized by the Board, the retirement of a Director should normally occur at the end of the term in which he or she becomes 72 years of age.

2.             Director Responsibilities

The basic responsibility of the Directors is to exercise their business judgment in good faith and in what they reasonably believe to be in the best interests of the Corporation. In discharging that obligation, Directors should be entitled to rely on the honesty and integrity of their fellow Directors and the Corporation’s senior executives and outside advisors and auditors.

The Directors shall also be entitled to have the Corporation purchase reasonable Directors’ and Officers’ liability insurance on their behalf, and to the benefits of indemnification to the fullest extent permitted by law and the Corporation’s certificate of incorporation, by-laws and any indemnification agreements.

Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the Directors before the meeting, and Directors should review these materials in advance of the meeting.

The Corporation’s current practice is to separate the offices of Chairman and the Chief Executive Officer. The Board believes, however, that the relationship between these offices is an issue that should be part of the succession planning process, which is overseen by the Compensation and Organization Committee, and that it is in the best interests of the Corporation for the Board to make a determination whether to combine these offices upon the  resignation or removal, or the election of a new Chairman or Chief Executive Officer and at such other times as the Board may deem appropriate.

The Chairman shall preside at all meetings of the Board, except that in the  Chairman’s absence, the Chief Executive Officer (if he shall be a Director) shall preside. In the absence of both the Chairman and the Chief Executive Officer (if the Chief Executive Officer shall be a Director), the Lead Independent Director shall preside. The Lead Independent Director shall  ensure that the views, opinions and suggestions of other independent Directors are adequately  brought to the attention of the Chairman and the Chief Executive Officer, and the Chairman and the  Chief Executive Officer, jointly with the Lead Independent Director, shall ensure that such views, opinions and suggestions are adequately addressed with the Board.

The Chairman, jointly with the Lead Independent Director and the Chief Executive  Officer shall determine the times and agendas of meetings of the Board. At the beginning of the year the Chairman, jointly with the Lead Independent Director and the Chief Executive Officer, shall  establish a schedule of meetings and agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board meeting each year.

The non-management Directors will meet in executive session at each Board meeting.  If the Chairman shall be a management  Director, the Lead Independent Director will preside at these meetings.

The Board believes that the management speaks for the Corporation. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Corporation. But it is expected that Board members will do this only with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

3.             Board Committees

The Board will have at all times an Audit Committee, a Compensation and Organization Committee and a Corporate Governance Committee. All of the members of these committees will be independent Directors under the criteria established by the New York Stock Exchange. The Board will have additional standing and temporary committees as appropriate. In general, committee members will be appointed by the Board with consideration of the desires of individual Directors. It is the sense of the Board that consideration should be given to rotating committee members periodically, but the Board does not feel that a fixed rotation schedule should be mandated as a policy.

The Audit Committee, the Compensation and Organization Committee, the Corporate Governance Committee and other committees established by the Board will each have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as certain specific qualifications for committee membership and procedures for committee member appointment; in addition, the charters will address committee reporting to the Board. The charters will also provide that each committee annually evaluate its performance.

The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all Directors.

The Board and each committee have the power to hire at the expense of the Corporation independent legal, financial or other advisors as they may deem necessary without consulting or obtaining the approval of any officer of the Corporation in advance.

4.             Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Corporation. Any meetings or contacts that a Director wishes to initiate may be arranged through the Chief Executive Officer or the Corporate Secretary or directly by the Director. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, to the extent not inappropriate, copy the Chief Executive Officer on any written communications between a Director and an officer or employee of the Corporation.

The Board welcomes regular attendance at each Board meeting of the appropriate representatives of senior management of the Corporation as shall be determined from time to time, subject to the Board’s right in all instances to meet in executive session or with a more limited number of management representatives. If the Chief Executive Officer wishes to have additional Corporation personnel attendees on a regular basis, this suggestion should be brought to the Board for consideration.

5.             Director Compensation

The form and amount of Director compensation will be determined by the Corporate Governance Committee in accordance with the policies and principles set forth in its charter and any NYSE or other applicable rules, and that committee will conduct an annual review of Director compensation. The Corporate Governance Committee will consider that Directors’ independence may be jeopardized if Director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a Director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a Director or an organization with which the Director is affiliated.

6.             Director Orientation and Continuing Education

All new Directors must participate in the Corporation’s Orientation Program, which should be conducted within two months of the annual meeting at which new Directors are elected or as soon as reasonably practicable after a new Director otherwise joins the Board. This orientation will include presentations by senior management to familiarize new Directors with the Corporation’s strategic plans, its significant financial, accounting and risk management matters, its Code of Business Conduct and Ethics, its principal officers, and its internal and independent auditors. All continuing Directors will also be provided with ongoing training and education in respect of these and other subjects as determined, from time to time, by the Board.

7.             Chief Executive Officer Evaluation and Management Succession

The Compensation and Organization Committee will conduct an annual review of the Chief Executive Officer’s performance, as set forth in its charter. The Board of Directors will review the Compensation and Organization Committee’s report in order to confirm that the Chief Executive Officer is providing effective leadership for the Corporation in the long- and short-term. At the beginning of each year, the Chief Executive Officer should make recommendations to the Compensation and Organization Committee regarding his or her goals and objectives for the year. The Compensation and Organization Committee shall review and approve the Chief Executive Officer’s proposed goals and objectives, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and recommend to the Board of Directors the Chief Executive Officer’s overall compensation level based on this evaluation.

The Compensation and Organization Committee should periodically report to the Board on succession planning. The entire Board will work with the Compensation and Organization Committee to nominate and evaluate potential successors to the Chief Executive Officer. The Chief Executive Officer should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

8.            Annual Performance Evaluation

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Committee will receive comments from all Directors and report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board following the end of each fiscal year. The assessment will focus on the Board’s contribution to the Corporation and specifically focus on areas in which the Board or management believes that the Board could improve.